Merriman Holdings Names Robert Ward to its Board of Directors

SAN FRANCISCO – December 4, 2013 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., announced today that it has appointed Robert (“Bob”) Ward to its Board of Directors. In September of 2013, Merriman Capital announced the acquisition of Distribution Networks LLC’s transaction platform, founded by Bob Ward to help facilitate its growing private placement business and Bob has now formally joined Merriman Holdings’ board.

Bob is a current board member of Envestnet Retirement Solutions (Chicago) and Finaconnect (Seattle). He is also the founder of RS Advisory Services which helps financial service providers and asset managers with distribution, business model development and technology support/development. He was the former chief operating officer (COO) for SunGard’s Wealth Management business which includes a range of solutions and services targeted at advisors, banks, retirement providers, broker dealers and corporations. Prior to his Wealth Management role, Bob was the COO for the SunGard Transaction Network (STN), now known as the SunGard Global Network (SGN). Mr. Ward played a significant role in SGN’s growth from a start-up to one of the largest global financial services networks in the world. Surpassing $400 billion in total fund assets, SGN connects 1,800 investment managers to over 650 issuers and 260 broker dealers spanning various security types across the globe. In addition, Mr. Ward successfully launched SunGard’s business efforts in new countries and regions, including previously untapped markets in EMEA and the Pacific Rim. Prior to SunGard, Bob worked at State Street Bank in the U.S. custody division.

Jon Merriman commented, “It’s evident that the market for small company financings is enormously inefficient. Bob’s contacts and deep experience in financial technology and platform development will be a huge asset for us as we work to make the process faster and more streamlined for our advisory and issuer clients.”

About Merriman Capital, Inc.

Merriman Capital, Inc. is a full service investment bank and Broker-Dealer that facilitates efficient capital formation through a proprietary digital network, as well as Capital Markets Advisory and comprehensive Corporate Brokerage services for public and private companies. The firm also provides equity and options execution services for sophisticated investors and differentiated research for high growth companies. Merriman Capital, Inc. is a wholly owned brokerage subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is a leading advisory firm for publicly traded, high-growth companies.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K-A filed on April 30, 2013 and the Form 10-Q filed on November 14, 2013. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K-A filed on April 30, 2013 and the Form 10-Q filed on November 14, 2013, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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At the Company:

Will Febbo

Chief Operating Officer

Merriman Capital, Inc.

(415) 248-5603

Howard Bernstein

Chief Compliance Officer

Merriman Capital, Inc.

(415) 262-1377